                                                                   EXHIBIT 10.38

                           RECAPITALIZATION AGREEMENT

      THIS RECAPITALIZATION AGREEMENT ("Agreement") is made and entered into this 25th day of June 2001 by and among Gunther International, Ltd., a Delaware Corporation with its principal place of business located at One Winnenden Road, Norwich, Connecticut 06360 (the "Company"); June H. Geneen, Phil E. Gilbert, Jr. and The United States Trust Company of New York, as Co-Executors of the Estate of Harold S. Geneen, late of New York, New York (the "Estate"); Gunther Partners, LLC, a Delaware limited liability company ("Gunther Partners"); Park Investment Partners, Inc., a Delaware corporation ("Park"); and Gerald H. Newman ("Newman").

                                    RECITALS:

      A. On October 2, 1998, the Company effectuated a recapitalization transaction (the "1998 Recapitalization Transaction") pursuant to the terms and conditions set forth in an Agreement, dated as of such date (the "1998 Recapitalization Agreement"), by and among the Company, BankBoston, N.A, the Estate, and Gunther Partners.

      B. In connection with the 1998 Recapitalization Transaction, the Company borrowed $4 million from Gunther Partners pursuant to a Loan and Security Agreement, dated such date (the "Loan and Security Agreement"), entered into by and between the Company and Gunther Partners. The indebtedness incurred under the Loan and Security Agreement is evidenced by a Term Note, originally dated as of October 2, 1998 (the "Gunther Partners Term Note"), in the original principal amount of $4 million.

      C. In order to induce Gunther Partners to enter into the 1998 Recapitalization Agreement and participate in the 1998 Recapitalization Transaction, the Company and Gunther Partners also entered into a Warrant Agreement, dated as of October 2, 1998 (the "Warrant Agreement"), pursuant to which the Company issued warrants (the "Warrants") to purchase up to thirty-five percent (35%) of the pro forma, fully diluted number of shares (the "Warrant Shares") of the common stock, par value $.001 per share ("Common Stock"), of the Company at an exercise price of $1.50 per share at any time on or before October 1, 2003 (the "Warrant Expiration Date").

      D. The Company and Gunther Partners also entered into a Registration Rights Agreement, dated as of October 2, 1998 (the "Registration Rights Agreement"), pursuant to which the Company agreed to register the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company, Gunther Partners, the Estate, Park, Newman, Robert Spiegel ("Spiegel") and Four Partners, a New York general partnership entered into a Voting Agreement, dated as of October 2, 1998 (the "Voting Agreement"), pursuant to which the parties each agreed to vote all shares of the Company's Common Stock held by them in favor of persons nominated as directors of the Company by Gunther Partners, the Estate and Park.

      E. In connection with the 1998 Recapitalization Transaction, the Company executed and issued to the Estate a Promissory Note, dated as of October 2, 1998 (the "Estate Note"), in the original principal amount of $1,701,168.75. The Company already owed the Estate $150,000.00, pursuant to the terms of a borrowing (the "Geneen Note") effectuated by Mr. Harold S. Geneen prior to his death. The Estate Note and the Geneen Note are sometimes hereinafter collectively referred to as the "Estate Notes."

      F. On November 17, 1998, Gunther Partners distributed the Warrants to its members on a pro-rata basis, and each such member agreed to be bound by the Warrant Agreement, the Voting Agreement and the Registration Rights Agreement. The members of Gunther Partners are (i) Four Partners, New York general partnership, (ii) Spiegel, (iii) the Richard Spiegel 1987 Trust, and (iv) Thomas
M. Steinberg. Subsequently, on November 24, 1998, Four Partners distributed its Warrants to Four-Fourteen Partners, LLC, a Delaware limited liability company.

      G. On April 4, 2000, the Company borrowed an additional $500,000 from Gunther Partners under and pursuant to a promissory note, dated as of such date (the "Gunther Partners Demand Note"), which indebtedness was originally due and payable on demand on or after April 1, 2001.

      H. On November 30, 2000, the Company borrowed an additional $500,000 from Spiegel under and pursuant to a promissory note, dated as of such date (the "Spiegel Note"), which principal indebtedness is due and payable on November 30, 2001.

      I. The Estate is the beneficial owner of 919,568.5 shares of Common Stock of the Company (the "Estate Shares"), 225,824 of which are owned of record by the Estate (the "Estate's Record Shares") and 693,744.5 of which are owned of record by Park (the "Estate's Beneficial Shares"). The issued and outstanding common stock of Park is 50% owned by the Estate and 50% owned by Newman.

      J. The Estate has offered to sell the Estate Notes and the Estate Shares to the Company for an aggregate purchase price of $637,935, provided that the closing for such transaction occurs as soon as practicable, but no later than the date which is thirty (30) days following the date of this Agreement.

      K. The Company desires to repurchase from the Estate the Estate Notes and the Estate Shares and to pay in full the principal and accrued interest outstanding under the Gunther Partners Term Note, the Gunther Partners Demand Note and the Spiegel Note (such transactions being sometimes hereinafter collectively referred to as the "Debt Transactions").

      L. In order to generate the funds necessary to effectuate the Debt Transactions, the Company intends to engage in a rights offering registered under the Securities Act (the "Rights Offering"), pursuant to which the Company will offer and sell to its stockholders up to 16,000,000 shares of its Common Stock at a purchase price of $.50 per share (the "Subscription Price").

      M. The Debt Transactions and the Rights Offering are sometimes hereinafter collectively referred to as the "Recapitalization Transactions."

      N. In order to enable the Company to effectuate the repurchase of the Estate Shares and the Estate Notes within the time-frame specified by the Estate, Gunther Partners is willing to purchase from the Estate for the benefit of the Company the Estate Shares and the Estate Notes and then, after the consummation of the Rights Offering, to resell, at cost, the Estate Shares and the Estate Notes to the Company.

      O. The parties hereto desire to enter into this Agreement evidencing their commitment to effectuate the Recapitalization Transactions, all on the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, the parties hereto, for good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

      1.    Rights Offering; Registration Statement; Use of Proceeds.

            (a) Offering. The Company shall use its reasonable best efforts to effectuate a registered public offering of up to 16,000,000 million shares of its Common Stock (the "Offered Shares") to its existing stockholders by subscription right on a pro-rata basis. The rights to subscribe to the Offered Shares shall be granted at a ratio (e.g. 3.728-for-1) to be determined by the Board of Directors of the Company in its sole discretion (the "Basic Subscription Right"). In addition, the Company's stockholders shall be granted the right to "oversubscribe" for additional shares not purchased by other stockholders, up to the total amount of the Offered Shares (the "Oversubscription Right"). The number of shares available for purchase by means of the Oversubscription Rights shall be the total number of Offered Shares minus the number of shares purchased upon exercise of all stockholders' Basic Subscription Rights. If sufficient shares are available, the Company will honor the stockholders' oversubscription requests in full. If the oversubscription requests exceed the number of shares available, then the Company shall allocate the available shares among the oversubscribing stockholders, other than Gunther Partners, in proportion to the number of shares purchased by each such stockholder through the exercise of his Basic Subscription Rights.

            (b) Purchase Commitment of Gunther Partners. In the event that the Company's stockholders other than Gunther Partners do not subscribe for and purchase all 16,000,000 of the Offered Shares through the exercise of their Basic Subscription Rights and their Oversubscription Rights, Gunther Partners shall subscribe for and purchase from the Company in the Rights Offering through the exercise of its Basic Subscription Rights and/or its Oversubscription Rights a number of shares equal to 16,000,000 less the number of shares subscribed for and purchased by stockholders other than Gunther Partners, up to a maximum of 14,000,000 shares.

            (c) Preparation of Registration Statement. The Company shall prepare and file, and use its reasonable best efforts to have declared effective, a registration statement on Form S-3 (or any such other Form as may be available for use by the Company) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the rules and regulations promulgated thereunder for the purpose of registering for sale under the Securities Act the Offered Shares. The Company shall consult with Gunther Partners, the Estate, Park, Newman and Spiegel (and their respective legal and financial advisers, as the case may be) regarding the preparation of the Registration Statement. The Company shall use its reasonable best efforts to complete the Rights Offering no later than September 30, 2001.

            (d) Application of Net Proceeds. The net proceeds of the Rights Offering (estimated to range from $7 to $8 million before expenses) shall be utilized to fund the payment in full of the Gunther Partners Term Note, the Gunther Partners Demand Note and the Spiegel Note and the purchase of the Estate Notes and the Estate Shares. The balance of funds raised in the Rights Offering in excess of the amounts required to consummate the Debt Transactions as described in the preceding sentence shall be utilized by the Company for its general working capital purposes, the specific determination of which shall be in the sole and absolute discretion of the Board of Directors and management of the Company.

            (e) Effect on Gunther Partners Warrant Agreement. The parties to the Warrant Agreement and the holders of the Warrants hereby acknowledge and agree that, pursuant to Section 3.01(a) of the Warrant Agreement, the issuance and sale by the Company of the Offered Shares shall have no effect on the number of shares of the Company's Common Stock into which the Warrants are exercisable (because the Rights Offering is a bona fide public offering registered under the applicable provisions of the Securities Act of 1933, as amended). The parties further agree that, pursuant to the terms of the Spiegel Note, the Warrant Expiration Date shall be extended for one calendar day for each calendar day from and after April 1, 2001 until the repayment in full by the Company of all principal and interest due under the Spiegel Note.

      2. Repurchase of the Estate Shares and the Estate Notes by the Company.

            (a) General. The Estate hereby agrees to sell to the Company, and, subject to applicable law and the terms and provisions of this Agreement, the Company hereby agrees to purchase from the Estate, the Estate Shares for an aggregate purchase price of one hundred thirty-seven thousand nine hundred thirty-five dollars ($137,935.00) (or $.15 per share) and the Estate Notes for an aggregate purchase price of five hundred thousand dollars ($500,000.00). The aggregate, combined purchase price of the Estate Shares and the Estate Notes is sometimes hereinafter referred to as the "Aggregate Repurchase Price."

            (b) Financial Condition of the Company; Financial Assistance from Gunther Partners. Prior to the consummation of the Rights Offering and the receipt of the net proceeds generated thereby, the Company will not be in a financial position legally to effectuate the repurchase of the Estate Shares and the Estate Notes (the "Repurchase Transactions"). To facilitate the consummation of the Repurchase Transactions prior to the consummation of the Rights Offering, Gunther Partners hereby agrees to effectuate the Repurchase Transactions itself for the benefit of the Company, on the terms and conditions set forth in this
Section 2, and the Estate hereby agrees to sell the Estate Shares and the Estate Notes to Gunther Partners for the benefit of the Company.

            (c) The Repurchase Closing. The closing of the Repurchase Transactions (the "Repurchase Closing") shall be held at the principal executive offices of Gunther Partners (or any other mutually convenient place) at such time and on such date as may be mutually determined by Gunther Partners and the Estate (the "Repurchase Closing Date"), provided, however, that, unless otherwise agreed between Gunther Partners and the Estate, the Repurchase Closing shall be held on a date which is no more than thirty (30) days after the date of this Agreement. Upon consummation of the sale of the Estate Shares and the Estate Notes by the Estate to Gunther Partners at the Repurchase Closing, the Estate shall be deemed to have fulfilled its obligations under this Agreement (except for the obligations of the Estate under Section 13 hereof).

            (d) Closing Deliveries. At the Repurchase Closing, the Estate shall deliver to Gunther Partners the certificate or certificates representing the Estate Shares, duly endorsed or accompanied by stock powers executed in blank, and the Estate Notes (assigned to the order of Gunther Partners), both in form and substance satisfactory to Gunther Partners, together with any and all other documents reasonably requested by Gunther Partners to document the purchase and sale of the Estate Shares and the Estate Notes. The Estate shall also represent to Gunther Partners that the Estate Shares and the Estate Notes are being transferred free and clear of all liens and encumbrances created by the Estate. In exchange, Gunther Partners shall pay to the Estate the Aggregate Repurchase Price in immediately available funds by wire transfer or previously cleared check, unless other means of payment shall have been agreed upon by the Estate and Gunther Partners.

            (e) Distribution by Park. In order to facilitate the Repurchase Transactions, Park shall take whatever actions are necessary to distribute the Estate's Beneficial Shares to the Estate as soon as practicable, but in any event no later than five (5) business days prior to the Repurchase Closing Date.

            (f) Resale by Gunther Partners to the Company. Following the consummation of the Rights Offering, Gunther Partners shall sell to the Company, and the Company shall purchase from Gunther Partners, the Estate Shares for a total purchase price of one hundred thirty-seven thousand nine hundred thirty-five dollars ($137,935.00) (or $.15 per share) and the Estate Notes for a total purchase price of five hundred thousand dollars ($500,000.00).

            (g) The GP Closing. The closing of the purchase transactions contemplated by the preceding paragraph (the "GP Closing") shall consist of Gunther Partners' sale and the Company's purchase of the Estate Shares and the Estate Notes on the same terms and conditions as the repurchase by Gunther Partners. The GP Closing shall be held at the principal offices of the Company (or any other mutually convenient place) at such time and date selected by Gunther Partners and the Company, provided that the GP Closing shall occur no later than thirty (30) days following the completion of the Rights Offering.

            (h) GP Closing Deliverables. At the GP Closing, Gunther Partners shall deliver to the Company the certificates representing the Estate Shares duly endorsed or accompanied by stock powers executed in blank and the Estate Notes (assigned to the order of the Company), both in form and substance satisfactory to the Company, together with all other documents reasonably requested by the Company to document the purchase and sale of the Estate Shares and the Estate Note. Gunther Partners shall also represent that the Estate Shares and the Estate Note are being transferred free and clear of all liens and encumbrances created by Gunther Partners. At the GP Closing, the Company shall pay the purchase price in immediately available funds by wire transfer or previously cleared check, unless other means of payment shall have been agreed upon by the Company and Gunther Partners.

      3. Forbearance Under Gunther Partners Demand Note. Gunther Partners hereby ratifies and confirms its agreement, effective as of March 31, 2001, to forebear on the demand of repayment of principal and interest under the Gunther Demand Note until the date which is the earlier of (a) the date which is thirty
(30) days following the expiration of the Rights Offering or (b) December 31, 2001.

      4.    Amendment to the Company's Restated Certificate of Incorporation.

            (a) As of the date hereof, the Company has (i) an authorized class of Common Stock of 16,000,000 shares and (ii) 4,291,769 shares of Common Stock issued and outstanding and 3,044,285 shares reserved for issuance under the Company's outstanding stock options and warrant agreements.

            (b) The Company's planned sale of the Offered Shares requires that the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") be amended to increase the number of authorized shares of Common Stock of the Company.

            (c) The Company shall prepare, and submit to the stockholders of the Company for their approval in accordance with Delaware law an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by sixteen (16) million shares, to a total of thirty-two
(32) million shares of Common Stock.

      5. Registration Rights Agreement. In order to facilitate the Rights Offering, Gunther Partners hereby waives its right to receive any required notices and the right to exercise its "piggyback registration" rights to cause the Company to include the Warrant Shares in the Registration Statement to be filed in connection with the Rights Offering, as set forth in Section 4(a) of the Registration Rights Agreement.

      6.    Voting Agreement. Upon the completion of the Repurchase described in
Section 2 of this Agreement, the completion of the Rights Offering, and the retirement of the Company's outstanding debt obligations referred to in Section 1(d) of this Agreement, the Voting Agreement shall terminate and be of no further legal force or effect, as provided in Section 3.3 of the Voting Agreement.

      7.    Termination.

            (a) General. This Agreement may be terminated, and the Recapitalization Transactions contemplated hereby may be abandoned (to the extent that any particular transactions have not already been consummated) at any time prior to the time such Recapitalization Transactions are consummated:

                (i) by the unanimous written consent of the parties to this Agreement; or

                (ii) by the Company, if the Rights Offering shall not have been consummated on or before December 31, 2001.

            (b) Effect of Termination. In the event of any termination of this Agreement pursuant to the provisions of paragraph (a) above, the parties shall have no further obligation or liability to each other with respect to the subject matter hereof; provided, however, that no termination pursuant to paragraph (a) above shall (i) relieve any party from liability for any breach of any covenant or agreement of such party contained in this Agreement; (ii) affect or impair any rights the parties may have under, or by virtue of, any other documents and agreements among the parties; or (iii) unless otherwise set forth in a written termination document signed by Gunther Partners and the Company, relieve Gunther Partners of its obligation to resell the Estate Shares and the Estate Notes to the Company on the terms and conditions set forth in Section 2 above as soon as the Company is financially able, and legally authorized, to effectuate such repurchase transactions.

      8. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      If to the Company:                Gunther International, Ltd.
                                        One Winnenden Road
                                        Norwich, CT  06360
                                        Attn:  Marc I. Perkins, CEO
                                        Facsimile No.:  (860) 886-8889

                  with a copy to:       Murtha Cullina, LLP
                                        CityPlace I, 185 Asylum Street
                                        Hartford, CT  06103-3469
                                        Attention: Richard S. Smith, Jr.
                                        Facsimile: (860) 240-6150

If to the Estate:                 Co-Executors of the Estate of Harold S. Geneen
                                  c/o United States Trust Company of New York
                                  114 West 47th Street
                                  New York, N.Y.  10036
                                  Attention:  Steven S. Kirkpatrick
                                  Facsimile No.: (212) 852-3852

                with a copy to:   Cameron & Hornbostel LLP
                                  866 United Nations Plaza, Suite 249
                                  New York, N.Y.  10017
                                  Attention:  Thomas Silbiger
                                  Facsimile: (646) 735-3759

If to Gunther Partners:           Gunther Partners, LLC
                                  c/o Thomas M. Steinberg, President
                                  Tisch Family Interests
                                  667 Madison Avenue
                                  New York, N.Y.  10021
                                  Attention: Thomas M. Steinberg
                                  Facsimile No.: (212) 521-2540

                with a copy to:   Rice & Ravitch LLP
                                  610 Fifth Avenue, Suite 420
                                  New York, N.Y. 10020
                                  Attention: Donald S. Rice, Esq.
                                  Facsimile No.: (212) 218-7888

If to Spiegel:                    Robert Spiegel
                                  60 Sachem Road
                                  Weston, CT 06883
                                  Facsimile No.: (203) 227-2680

                with a copy to:   Rice & Ravitch LLP
                                  610 Fifth Avenue
                                  Suite 420
                                  New York, NY 10020
                                  Attention: Donald S. Rice, Esq.
                                  Facsimile No.: (212) 218-7888

If to Park:                       Park Investment Partners, Inc.
                                  17161 Coral Cove Way
                                  Boca Raton, FL 33496
                                  Attention: Gerald H. Newman
                                  Facsimile No.: (561) 997-6601

If to Newman:                     Gerald H. Newman

                                  17161 Coral Cove Way
                                  Boca Raton, FL 33496
                                  Facsimile No.: (561) 997-6601

      8. Modification. This Agreement may not be amended, changed or terminated orally, and no attempted amendment, change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by each of the parties to be charged thereby. Without limiting the generality of the foregoing, the other parties to this Agreement acknowledge and agree that the Company and Gunther Partners, acting alone without the consent or concurrence of any other party to this Agreement, may amend, change, terminate or waive any of the provisions hereof pertaining to (a) the Rights Offering (and the participation in the Rights Offering of Gunther Partners), (b) the Company's repurchase of the Estate Shares and the Estate Notes from Gunther Partners, (c) the payment of, and forbearance under, the Gunther Partners Term Note, the Gunther Partners Demand Note, the Spiegel Note and the Estate Notes (from and after the time the Estate Notes are purchased by Gunther Partners for the benefit of the Company), and (d) the amendments to the Certificate of Incorporation contemplated by Section 4 hereof.

      9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof.

      10. Severability. The provisions of this Agreement are independent of and severable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12. Execution by Telefacsimile Transmission. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

      13. Further Assurances. Each of the parties hereto shall execute such additional documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                [Rest of This Page Intentionally Left Blank.]

      IN WITNESS WHEREOF, the parties have hereunto set their hands and executed this Agreement as of the day and year first above written.

                                    GUNTHER INTERNATIONAL, LTD.


                                    By:    /s/ Marc Perkins
                                           -------------------------------------
                                        Name:  Marc Perkins
                                        Title: President & CEO

                                    ESTATE OF HAROLD S. GENEEN


                                    By:    /s/ June H. Geneen
                                           -------------------------------------
                                               June H. Geneen, Co-Executor


                                    By:    /s/ Phil E. Gilbert, Jr.
                                           -------------------------------------
                                               Phil E. Gilbert, Jr., Co-Executor

                                    By:    UNITED STATES TRUST COMPANY
                                           OF NEW YORK, Co-Executor


                                    By:    /s/ Steven S. Kirkpatrick
                                           -------------------------------------
                                        Name:  Steven S. Kirkpatrick
                                        Title: Senior Vice President

                                    GUNTHER PARTNERS, LLC


                                    By:    /s/ Thomas J. Tisch
                                           -------------------------------------
                                        Name:  Thomas J. Tisch
                                        Title: Managing Member

                                    PARK INVESTMENT PARTNERS, INC.


                                    By:    /s/ Gerald Newman
                                           -------------------------------------
                                        Name:  Gerald Newman
                                        Title: President


                                           /s/ Gerald H. Newman
                                           -------------------------------------
                                               GERALD H. NEWMAN

                                 ACKNOWLEDGEMENT

      The undersigned, to the extent that they are (i) members of Gunther Partners, LLC, (ii) parties to the Warrant Agreement, the Registration Rights Agreement and the Voting Agreement, and (iii) holders of Warrants, hereby acknowledge the covenants and agreements set forth in Sections 1(e), 5 and 6 of this Agreement and hereby agree to be bound by same.


                                    FOUR PARTNERS


                                    By:    /s/ Thomas J. Tisch
                                           ---------------------------
                                        Name:  Thomas J. Tisch
                                        Title: Managing Partner


                                           /s/ Robert Spiegel
                                           ---------------------------
                                              ROBERT SPIEGEL


                                    RICHARD SPIEGEL 1987 TRUST


                                    By:    /s/ Robert Spiegel, Trustee
                                           ---------------------------
                                        Name:
                                        Title:


                                           /s/ Thomas M. Steinberg
                                           ---------------------------
                                    THOMAS M. STEINBERG


                                    FOUR-FOURTEEN PARTNERS, LLC


                                    By:    /s/ Thomas J. Tisch
                                           ---------------------------
                                        Name:  Thomas J. Tisch
                                        Title: Managing Member